Exhibit 10.1

FIRST AMENDMENT

to

ASSET PURCHASE AGREEMENT
among
KADANT COMPOSITES LLC,
KADANT INC.,
LDI COMPOSITES CO.
and
LIBERTY DIVERSIFIED INDUSTRIES, INC.
dated as of
October 10, 2006

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement is made and entered into as of October 10, 2006, among KADANT COMPOSITES LLC, a Delaware limited liability company (“Seller”), KADANT INC., a Delaware corporation (“Kadant”), LDI COMPOSITES CO., a Minnesota corporation (“Buyer”), and LIBERTY DIVERSIFIED INDUSTRIES, INC., a Minnesota corporation, and parent corporation of Buyer (“Buyer Parent”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, effective October 21, 2005, the parties entered into that certain Asset Purchase Agreement (the “Agreement”) pursuant to which Seller sold to Buyer all of the tangible and intangible assets of Seller other than the Excluded Assets (as defined therein), and Buyer purchased the same on the terms set forth therein.

WHEREAS, the parties wish to amend certain of the provisions, covenants and obligations under the Agreement in accordance with the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Amendment to Section 10 of Agreement.  Section 10(a) of the Agreement is hereby to provide the following additional provision:

“(iv)           During Buyer's Administration Period, warranty claimants were sent notices (the “Warranty Notices”) that their claims would be remedied (the remedy specified in the Warranty Notices being referred to as the “Approved Warranty Claims”) but such Approved Warranty Claims were not remedied before the Warranty Fund was fully committed.  Seller agrees to honor and pay up to an additional amount of $1,500,000 (the “Additional Funds”) for Approved Warranty Claims as specified in the Warranty Notices.  At such time as the Additional Funds have been exhausted, Seller agrees to honor and pay for Warranty Claims in accordance with applicable warranty obligations as provided in section 10(a) (iii) of the Agreement.

2.           Amendment to Section 12 of Agreement.  Section 12(f) of the Agreement shall be amended by replacing the second sentence thereof with the following: “No Indemnifying Party shall be liable for any Loss, to the extent that the aggregate of all such Losses for which Indemnified Parties have received indemnification exceed $8,914,000.”

3.           Release.  In further consideration of the Seller’s obligation to pay Additional Funds, as set forth in Section 1 above, Buyer and Buyer Parent hereby release and forever discharge each of Seller and Kadant, their respective agents, employees, affiliated entities, directors, officers, successors and assigns of and from all demands, actions, causes of action, suits, damages and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, which against the other, each now has or ever had and more especially on account of, from or relating to, Warranty Claims and  product problems related to premature degradation or crumbling of the product and excessive contraction of the product; provided, however, that this release shall not effect the obligation of Seller and Kadant to defend Buyer and Buyer Parent from any Third Party Claim related to Warranty Claims subject to the limitations set forth in Section 12(f) of the Agreement, as amended by this Amendment.

4.           Survival of Remaining Provisions.  Except as set forth above all of the other terms, provisions and conditions set forth in the Agreement shall remain in full force and legal effect as if the terms of the Amendment had been originally included in the Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

KADANT COMPOSITES LLC

By:           Kadant GranTek Inc., its sole member

  By:  /s/ Jonathan W. Painter___________
Name:      Jonathan W. Painter
Title:        Chairman

KADANT INC.

By:           /s/ Sandra L. Lambert
                Name:      Sandra L. Lambert
Title:         VP & General Counsel

LDI COMPOSITES CO.

By:           /s/ Stephen Richardson
               Name:      Stephen Richardson
Title:         VP & CFO

LIBERTY DIVERSIFIED INDUSTRIES, INC.

By:           /s/ Stephen Richardson
               Name:      Stephen Richardson
Title:         VP & CFO

                  Signature Page to First Amendment to Asset Purchase Agreement